UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Anjaneya Techno Park, No. 147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+91 80 4882 1871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2026, Zoomcar Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) in connection with the seventh closing (the “Seventh Closing”) of the previously announced private placement of the Company’s Series A units (the “Units”), each Unit consisting of (i) one share of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share and stated value of $1,000 per share (the “Preferred Shares”), and (ii) one Series A warrant to purchase 20,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “Warrants,” and the transaction, the “Offering”). The Units were sold at a purchase price of $1,000 per Unit. The Offering is being conducted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(c) of Regulation D promulgated thereunder.

At the Seventh Closing, the Company issued and sold an aggregate of 75 Units, consisting of 75 Preferred Shares and 75 Warrants to purchase up to an aggregate of 1,500,000 shares of Common Stock (based on 20,000 shares of Common Stock per Warrant), for aggregate gross proceeds to the Company of approximately $75,000, before deducting placement agent fees and offering expenses. The Offering provides for the sale of up to an aggregate of $5,000,000 of Units, plus up to an additional $5,000,000 of Units issuable pursuant to an overallotment option exercisable by the placement agent in its sole discretion, in one or more closings, with a minimum subscription threshold of $1,000,000 having been satisfied.

As previously disclosed in the Company’s Current Report on Form 8-K filed on October 8, 2026, the scheduled termination date of the Offering (and the corresponding “Termination Date” as defined in the securities purchase agreements entered into with investors in the Offering) was extended to November 16, 2026, and the Company may further extend the Termination Date in accordance with the terms of the applicable securities purchase agreements. Subscription amounts were deposited into escrow with CSC Delaware Trust Company, as escrow agent, pending the Seventh Closing.

The Preferred Shares are convertible into shares of Common Stock in accordance with the terms of the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (the “Certificate of Designation”) at the stated value of the Preferred Shares, at a conversion price of $0.0116 per share of Common Stock, as adjusted from the initial conversion price of $0.05 per share of Common Stock pursuant to the price-reset and anti-dilution provisions of the Certificate of Designation described in Item 3.03 of this Current Report, and subject to further adjustment as provided therein, or pursuant to an alternate conversion right and, in certain circumstances, further price-reset provisions based on subsequent sales of Common Stock by the Company set forth in the Certificate of Designation. Accordingly, each Preferred Share issued at the Seventh Closing is convertible into 86,206 shares of Common Stock, and the 75 Preferred Shares issued at the Seventh Closing are convertible into an aggregate of 6,465,450 shares of Common Stock, in each case at the conversion price in effect on the date of the Seventh Closing. The Warrants have an exercise price of $0.0116 per share of Common Stock, as adjusted from the initial exercise price of $0.0625 per share pursuant to the terms of the Warrants and subject to further adjustment as provided therein (including for stock splits and reverse stock splits), are exercisable beginning on the date of issuance, and expire five (5) years from the date of issuance.

The number of shares of Common Stock issuable upon the exercise of Warrants or conversion of the Preferred Shares as described herein does not give effect to the reverse stock split approved by the Company’s stockholders on August 11, 2026.

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) registering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and upon exercise of the Warrants by no later than the fifteenth (15th) calendar day following the Seventh Closing, and to use its best efforts to cause such registration statement to become effective within the time periods specified therein. The Registration Rights Agreement provides for the payment of partial liquidated damages in certain circumstances if the Company fails to satisfy its registration obligations.

ThinkEquity LLC (the “Placement Agent”) acted as the exclusive placement agent for the Offering pursuant to a placement agent agreement, dated as of October 23, 2026 (the “Placement Agent Agreement”), between the Company and the Placement Agent. As compensation for its services, the Company agreed to pay the Placement Agent a cash fee equal to 10.0% of the aggregate gross proceeds received by the Company from the Purchasers at each closing, to reimburse certain of the Placement Agent’s expenses, to pay a non-accountable expense allowance equal to 1.0% of the gross proceeds, and to issue to the Placement Agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 10% of the shares of Common Stock underlying the securities sold in the Offering, assuming full conversion. At the Seventh Closing, the Company issued Placement Agent Warrants to purchase up to 150,000 shares of Common Stock, representing 10% of the 1,500,000 shares of Common Stock underlying the Warrants sold at the Seventh Closing.

John Clarke, a member of the Company’s board of directors, is an employee of the Placement Agent; the Placement Agent Agreement, the Placement Agent Warrants and the related compensation arrangements were authorized and approved by the disinterested members of the Company’s board of directors in accordance with Section 144 of the Delaware General Corporation Law, with Mr. Clarke having disclosed such relationship and having recused himself and abstained from voting thereon.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Placement Agent Agreement, the Certificate of Designation, the Form of Series A Warrant, and the Form of Placement Agent Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which (or the forms of which) are filed or incorporated by reference as exhibits hereto, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Units, the Preferred Shares, the Warrants and the Placement Agent Warrants described in Item 1.01 above, and the shares of Common Stock issuable upon conversion of the Preferred Shares and upon exercise of the Warrants and the Placement Agent Warrants, were offered and sold without registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(c) of Regulation D promulgated thereunder. The Company relied on these exemptions based, in part, on representations made by each Purchaser, including that each Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D, and the Company took reasonable steps to verify each Purchaser’s accredited investor status. The securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the issuance of shares of Common Stock to certain holders of the Company’s outstanding convertible promissory notes upon conversion thereof, the price-reset and anti-dilution provisions of the Certificate of Designation and of the outstanding Series A warrants were triggered. As a result, the conversion price of the Series A Convertible Preferred Stock was reset from $0.05 per share to $0.0116 per share, and the exercise price of the outstanding Series A warrants was correspondingly reset from $0.0625 per share to $0.0116 per share, in each case subject to further adjustment in accordance with the Certificate of Designation and the terms of such warrants, as applicable. The reset applies to all outstanding shares of Series A Convertible Preferred Stock and all outstanding Series A warrants, and not solely to the securities issued at the Seventh Closing. Giving effect to the reset, each outstanding share of Series A Convertible Preferred Stock is convertible, at the stated value thereof, into 86,206 shares of Common Stock, as compared to 20,000 shares of Common Stock at the initial conversion price of $0.05 per share. The number of shares of Common Stock issuable upon exercise of the Series A warrants was not increased as a result of the reset of the exercise price thereof.

The issuance of the additional shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and upon exercise of the Series A warrants as a result of the foregoing reset will be substantially dilutive to holders of the Common Stock. The Company’s board of directors has acknowledged and approved the reset, and the Company has directed its transfer agent to reserve a number of shares of Common Stock sufficient to permit the conversion in full of the outstanding Series A Convertible Preferred Stock and the exercise in full of the outstanding Series A warrants and Placement Agent Warrants, in each case giving effect to the reset.

Item 8.01 Other Events.

On September 22, 2026, Zoomcar Holdings, Inc. (the “Company”) received notice from OTC Markets Group Inc. (“OTC Markets”) that, based on the Company’s most recently submitted verified company profile, the public float of the Common Stock was less than 10% of the Company’s total shares outstanding, as required by Section 4.1 of the OTCQB Standards. OTC Markets granted the Company a cure period of 90 calendar days, through December 21, 2026, to attain a public float of at least 10% of its total shares outstanding. The Company may apply in writing for an extension of the cure period by submitting a plan to cure the deficiency, which may be granted by OTC Markets in its sole and absolute discretion. If the Company does not regain compliance, the Common Stock may be removed from the OTCQB Venture Market.

The Company intends to seek to regain compliance with the minimum public float requirement during the cure period. As previously disclosed, the Company is contemplating an uplisting transaction and may pursue an application to list the Common Stock on a national securities exchange, although there can be no assurance as to the timing or completion of any such transaction; if the Common Stock were listed on a national securities exchange, it would cease to be quoted on the OTCQB Venture Market. The Company is also evaluating alternatives to increase the number of unrestricted shares of Common Stock held by non-affiliates, including the removal of restrictive legends from outstanding shares eligible for resale under Rule 144 under the Securities Act of 1933, as amended. The Company intends to submit to OTC Markets a written plan to cure the deficiency, together with a request for an extension of the cure period. There can be no assurance that the Company will regain compliance within the cure period, that OTC Markets will grant any extension, or that the Common Stock will continue to be quoted on the OTCQB Venture Market. The Common Stock is not listed on any national securities exchange, and the notice does not affect the Company’s business operations or its reporting obligations under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock of Zoomcar Holdings, Inc., filed with the Secretary of State of the State of Delaware on June 2, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 5, 2026).
4.1	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 5, 2026).
4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 5, 2026).
10.1	Form of Securities Purchase Agreement, by and among Zoomcar Holdings, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 5, 2026).
10.2	Form of Registration Rights Agreement, by and among Zoomcar Holdings, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 5, 2026).
10.3*	Placement Agent Agreement, dated as of October 23, 2026, by and between Zoomcar Holdings, Inc. and ThinkEquity LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2026

ZOOMCAR HOLDINGS, INC.

By:	/s/ Deepankar Tiwari
Name:	Deepankar Tiwari
Title:	Chief Executive Officer